Exhibit 1.1
EXECUTION VERSION

DANAHER CORPORATION
9,509,203 Shares of Common Stock
UNDERWRITING AGREEMENT
May 7, 2020
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Evercore Group L.L.C.
as Representatives of the several Underwriters
c/o Goldman Sachs & Co. LLC
200 West Street,
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
c/o Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Ladies and Gentlemen:
Danaher Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”), Citigroup Global Markets Inc. (“Citigroup”) and Evercore Group L.L.C. (“Evercore”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares set forth in said Schedule A of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option to purchase all or any part of an additional 1,426,379 shares of its Common Stock (the “Option Securities” and, together with the Initial Securities, the “Securities”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Securities granted to the Underwriters pursuant to Section 2 hereof.
The Company is concurrently publicly offering shares of its 5.00% Mandatory Convertible Preferred Stock, Series B, without par value (the “Mandatory Convertible Preferred Stock Offering”) (the “Mandatory Convertible Preferred Stock Offering”) pursuant to a separate underwriting agreement (the “Mandatory Convertible Preferred Stock Underwriting Agreement”). The offering of the Securities is not contingent upon the completion of the Mandatory Convertible Preferred Stock Offering, the Mandatory Convertible Preferred Stock Offering is not contingent upon the completion of the offering of the Securities, and shares of Common Stock are not being offered together with the Securities.
The Company understands that the Underwriters propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-224149), including the related prospectus or prospectuses, which registration statement, including the post-effective amendment thereto filed on July 10, 2019 (the “Post-Effective Amendment”), became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Each preliminary prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. Such registration statement, at any given time, including the amendments thereto to such time (including the Post-Effective Amendment), the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.	Representations and Warranties.
(a)    Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
(i)    Status as a Well-Known Seasoned Issuer.  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment (including the Post-Effective Amendment), incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) as of the Applicable Time (as defined below), the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
(ii)    Registration Statement, Prospectus and Disclosure at Time of Sale.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on April 5, 2018, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
Any offer that is a written communication relating to the Securities made prior to the filing of the Post-Effective Amendment by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
At the respective times the Original Registration Statement and each amendment thereto (including the Post-Effective Amendment) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto (including the Post-Effective Amendment)) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time included on Schedule B-1 hereto and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer General Use Free Writing Prospectus(es) included on Schedule B-2 hereto or any individual Issuer Limited Use Free Writing Prospectus, in each case when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 6:45 p.m. (New York City time) on May 7, 2020.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedules B-1 and B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b).
(iii)    Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)    Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(v)    Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in the footnotes to the unaudited financial statements. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(vi)    No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and on the outstanding 4.75% Series A Mandatory Convertible Preferred Stock of the Company (the “Series A Convertible Preferred Stock”), in each case, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(vii)    Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii)    Capitalization.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(ix)    Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.
(x)    Authorization of the Securities.  The Securities have been duly authorized for issuance and sale by the Company and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will be validly issued, fully paid and non-assessable, and will have the rights, preferences and priorities set forth in the Company’s Restated Certificate of Incorporation and the issuance of such Securities will not be subject to any preemptive or similar rights.
(xi)    Form of Certificate.  The form of certificate used to evidence the Securities complies in all material respects with all applicable requirements of the law of the State of Delaware, the New York Stock Exchange (the “NYSE”) and the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, and has been duly authorized and approved by the Company.
(xii)    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.
(xiii)    Absence of Defaults and Conflicts.  Neither the Company nor any of its Significant Subsidiaries (as defined below) is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”) except, with respect to clause (ii), such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement has been duly authorized by all necessary corporate action and does not and will not conflict with, or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that are described in the General Disclosure Package or the Prospectus or would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter or by-laws of the Company or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, with respect to clause (z), any such violation as would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries. As used in this subsection and elsewhere in this Agreement, “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.
(xiv)    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Significant Subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
(xv)    Absence of Manipulation.  Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is intended to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xvi)    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement, including the issuance and sale of the Securities, or for the due execution, delivery or performance of this Agreement by the Company, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or (iii) such as would not reasonably be expected to result in a material adverse effect on the ability of the Company to perform its obligations under and consummate the transactions contemplated by this Agreement.
(xvii)    Accuracy of Disclosure.  The statements set forth in the Pricing Disclosure Package and the Prospectus, as amended or supplemented, under the captions “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, the Company’s authorized but unissued preferred stock, without par value per share (the “Preferred Stock”), or the Company’s Restated Certificate of Incorporation or Amended and Restated By-laws, insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects.

(xviii)    Investment Company Act.  The Company is not required, and, upon the issuance and sale of the Securities as herein contemplated, the issuance and sale of the Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required, to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xix)    Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of, or has incurred liability under, any applicable laws, rules or regulations concerning pollution or protection of the environment or natural resources, and (B) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any applicable laws, rules or regulations concerning pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials against the Company or any of its subsidiaries.
(xx)    Accounting Controls and Disclosure Controls.  The Company maintains a system of internal control over consolidated financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The internal control over consolidated financial reporting of the Company is effective and the Company is not aware of any material weaknesses in its internal control over consolidated financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits pursuant to the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxi)    Compliance with the Sarbanes-Oxley Act.  There is, and has been, no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxii)    Dividends from Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company; from making any other distribution on such subsidiary’s capital stock; or from repaying to the Company any loans or advances to such subsidiary from the Company, in each case except as described in or contemplated by the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.
(xxiii)    ERISA.  Each of the Company and its subsidiaries have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect.
(xxiv)    Foreign Corrupt Practices Act.  Each of the Company and its subsidiaries and, to the knowledge of the Company, all directors, officers or employees of the Company or any of its subsidiaries (i) comply and have complied in all material respects with the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) and (ii) with respect to the Company and its subsidiaries, have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws.
(xxv)    Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United Kingdom, the European Union and all applicable jurisdictions in which the Company operates and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions.
(xxvi)    OFAC.  None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or of any of its subsidiaries is currently the target of any sanctions administered or imposed by the U.S. Government, including, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”).  Except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under applicable law, the Company will not knowingly use the proceeds of the offering (i) to finance the business of any person that, to the Company’s knowledge at the time of such financing, is the target of any Sanctions or is located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba,

Iran, North Korea, Sudan, Venezuela, Crimea region of Ukraine and Syria) (each, a “Sanctioned Country”) or (ii) in any other manner that the Company knows will result in a violation of Sanctions by the Company, any of its subsidiaries or any Underwriter.
(xxvii)    Cybersecurity.  (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, as applicable, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices and applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(xxviii)    Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for (i) tax contingencies described in the Registration Statement, (ii) any such taxes, assessments, fines or penalties currently being contested in good faith and for which adequate reserves have been recorded in accordance with GAAP or (iii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(b)    Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing.
(a)    Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter at a purchase price of $158.11 per share (the “Purchase Price”), plus any additional Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)    Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities, at the Purchase Price less an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on the Option Securities (the “Option Purchase Price”).  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Securities to be purchased at such Date of Delivery as the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities.
(c)    Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, United States, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 a.m. (New York City time) on May 12, 2020 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Option Purchase Price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them, with any transfer taxes payable in connection with the sale of the Initial Securities to be paid by the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.	Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay any required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)    Filing of Amendments and 1934 Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto (including the Post-Effective Amendment) at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements.  The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including the Post-Effective Amendment) (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (including the Post-Effective Amendment) (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto (including the Post-Effective Amendment) furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Continued Compliance with Securities Laws.  The Company will comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.
(g)    Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h)    Use of Proceeds.  The Company will use the net proceeds received by it or the Company from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(i)    Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
(j)    Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus, including any customary term sheets, consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(k)    Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman Sachs, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the securities, Common Stock and shares issued pursuant to employee incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each of the officers and directors of the Company set forth on Schedule C hereto to furnish to the Representatives a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) the Mandatory Convertible Preferred Stock offered in the Mandatory Convertible Preferred Stock Offering, (iii) shares of the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock, (iv) shares of the Common Stock issuable as dividends on the Mandatory Convertible Preferred Stock or the Series A Convertible Preferred Stock, (v) issuances of shares of the Company’s Common Stock to existing security holders upon conversion of the Company’s Liquid Yield Option Notes due 2021 or the Series A Convertible Preferred Stock, (vi) securities, including common stock or securities convertible into or exercisable or exchangeable for common stock, issued by subsidiaries of the Company, and (vii) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (viii) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (vii) and (viii), the aggregate number of shares of Common Stock and restricted stock awards issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of Common Stock outstanding immediately following the offering of the Shares pursuant to this Agreement and the recipients of the shares of Common

Stock or Securities agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.
(l)    NYSE Listing.  The Company will use commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities on the NYSE for trading on such exchange as promptly as practicable after the date hereof.

SECTION 4.	Payment of Expenses.
(a)    Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, if any, to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) all expenses and application fees in connection with the listing of the Securities on the NYSE, and (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of air travel and other transportation in connection with the road show. It is understood, however, that, except as provided in this Section, Section 4(b) and Section 6 hereof, each Underwriter will pay the portion of its own costs and expenses, including the fees and disbursements of the counsel for the Underwriters, represented by such Underwriter’s pro rata share (based on the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter compared to the total number of Initial Securities) of the Securities.
(b)    Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company covenants and agrees to reimburse the Underwriters for all of their reasonable documented out-of-pocket expenses, including the reasonable documented out-of-pocket fees and disbursements of counsel for the Underwriters. Notwithstanding anything to the contrary herein, each Underwriter agrees, at its own expense, to pay the portion of expenses not reimbursed by the Company pursuant to this Section 4(b) represented by such Underwriter’s pro rata share (based on the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter compared to the total number of Initial Securities) of the Securities.

SECTION 5.
SECTION 5.    Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)    Opinions of Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)    Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.
(d)    Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(e)    Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the applicable financial statements and certain financial information contained in the Registration Statement and the Prospectus.
(f)    Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g)    Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.
(h)    Certificate of Chief Financial Officer.  The Representatives shall have received certificates of the Chief Financial Officer of the Company, dated as of the date of this Agreement and as of the Closing Time, certifying to the matters set forth on Exhibit B hereto
(i)    Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives(s) shall have received:
(i)    Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
(ii)    Opinion of Counsel for Company.  The favorable opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)    Opinion of Counsel for Underwriters.  The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv)    Bring-down Comfort Letter.  A letter from each of Ernst & Young LLP and KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(j)    Additional Documents.  At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(k)    Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 17, 19 and 20 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.
(a)    Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents, directors, executive officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b)    Indemnification of Company, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the General Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the third paragraph of text under the caption “Underwriting” and (b) the three paragraphs of text under the subcaption “Price Stabilization and Short Positions” under the caption “Underwriting.”
(c)    Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.
Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, selling agents, directors and executive officers shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.
Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9.	Termination of Agreement.
(a)    Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Europe, or (v) if a banking moratorium has been declared by either U.S. federal, New York or European Union authorities.
(b)    Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 17, 19 and 20 shall survive such termination and remain in full force and effect.

SECTION 10.
Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)    if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b)    if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) and the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.
Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.

SECTION 12.
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Facsimile: (646) 291-1469, Attention: General Counsel; and Evercore Group L.L.C., 55 East 52nd Street, New York, NY 10055, Attention: Kenneth A. Masotti, Esq., Fax: 212-857-3101, with a copy to Latham & Watkins LLP, 885 3rd Avenue, New York, NY 10022, Attention: Greg Rodgers.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13.	Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this Section 14:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.
No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.
Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.
Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.	TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.
Waiver of Right to Trial by Jury.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.
Submission to Jurisdiction.  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the full extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.

SECTION 21.
Counterparts; Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

SECTION 22.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

DANAHER CORPORATION

By:	/s/ Matthew McGrew
Name: Matthew McGrew
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood Title: MD

J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Duffield
Name: Richard Duffield Title: Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ James R. Birle, Jr.
Name: James R. Birle, Jr. Title: Senior Managing Director
For itself and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial Securities to be Purchased
Goldman Sachs & Co. LLC	2,852,762
J.P. Morgan Securities LLC	1,901,841
Citigroup Global Markets Inc.	1,426,380
Evercore Group L.L.C.	1,426,380
Credit Suisse Securities (USA) LLC	713,190
BTIG, LLC	118,865
Commerz Markets LLC	118,865
Mizuho Securities USA LLC	118,865
MUFG Securities Americas Inc.	118,865
Raymond James & Associates, Inc.	118,865
RBC Capital Markets, LLC	118,865
Scotia Capital (USA) Inc.	118,865
SMBC Nikko Securities, Inc.	118,865
TD Securities (USA) LLC	118,865
Wells Fargo Securities, LLC	118,865

Total	9,509,203

A-1

SCHEDULE B-1
Issuer General Use Free Writing Prospectuses
Included in the General Disclosure Package

1.	Pricing Term Sheet, dated May 7, 2020, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached to this Agreement as Schedule D.
SCHEDULE B-2
Issuer General Use Free Writing Prospectuses
Not Included in the General Disclosure Package

1.	Investor Presentation, dated May 2020.

B-1

SCHEDULE C
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Steven M. Rales
Mitchell Rales
Officers
Thomas P. Joyce Jr.
Matthew R. McGrew

C-1

SCHEDULE D
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-224149
Danaher Corporation
Pricing Term Sheet
May 7, 2020
Concurrent Offerings of
9,509,203 Shares of Common Stock
(the “Common Stock Offering”)
and
1,550,000 Shares of 5.00% Mandatory Convertible Preferred Stock, Series B
(the “Series B Mandatory Convertible Preferred Stock Offering”)
This pricing term sheet relates only to the securities described below and should be read together with (i) Danaher Corporation’s preliminary prospectus supplement dated May 7, 2020 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), the accompanying prospectus dated July 9, 2019 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Common Stock Offering); and (ii) Danaher Corporation’s preliminary prospectus supplement dated May 7, 2020 relating to the Series B Mandatory Convertible Preferred Stock Offering (the “Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement” and, together with the Common Stock Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), the accompanying prospectus dated July 9, 2019 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Series B Mandatory Convertible Preferred Stock Offering). Neither the Common Stock Offering nor the Series B Mandatory Convertible Preferred Stock Offering is contingent on the completion of the other offering. Danaher Corporation has increased the size of the Common Stock Offering to $1,550,000,089 (or $1,782,499,866 if the underwriters’ option to purchase additional shares of Common Stock is exercised) and the Series B Mandatory Convertible Preferred Stock Offering to $1,550,000,000 (or $1,717,500,000 if the underwriters’ option to purchase additional shares of Series B Mandatory Convertible Preferred Stock, solely to cover over-allotments, is exercised). The final preliminary prospectus supplement, dated May 7, 2020, relating to the Common Stock Offering and the final prospectus supplement, dated May 7, 2020, relating to the Series B Mandatory Convertible Preferred Stock Offering will reflect conforming changes relating to increases in the size of the offerings. Certain capitalized terms used in this pricing term sheet that are not defined herein but that are defined in the Common Stock Preliminary Prospectus Supplement or the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as applicable, have the respective meanings given to such terms in such Preliminary Prospectus Supplement.

Issuer:	Danaher Corporation

Trade Date:	May 8, 2020

Expected Settlement Date:	May 12, 2020 (T+2)
Common Stock Offering
Shares of Common Stock Offered

by Danaher Corporation:	9,509,203 shares of common stock, par value $0.01 per share (“Common Stock”), of Danaher Corporation
Shares of Additional Common
Stock that the Underwriters have

the Option to Purchase from

Danaher Corporation:	Up to 1,426,379 shares of Common Stock that the underwriters for the Common Stock Offering have the option to purchase from Danaher Corporation.

Symbol / Exchange:	DHR / NYSE
Last Reported Sale Price
of Common Stock

on the NYSE on May 7, 2020:	$163.48 per share

Public Offering Price:	$163.00 per share

Net Proceeds:
The net proceeds of the Common Stock Offering will be approximately $1.50 billion (or approximately $1.73 billion if the underwriters exercise their option to purchase additional shares of Common Stock in full), after deducting estimated expenses and underwriting discounts and commissions. Danaher Corporation intends to use the net proceeds from the Common Stock Offering and the Series B Mandatory Convertible Preferred Stock Offering for general corporate purposes, which may include, without limitation and in its sole discretion, funding potential future acquisitions and investments, working capital, capital expenditures, investments in or loans to its subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of its common stock), dividends and satisfaction of other obligations. The precise amounts and timing of these use of proceeds will depend on Danaher Corporation’s funding requirements and those of its subsidiaries.

CUSIP / ISIN:	235851102 / US2358511028

Joint Book-Running Managers:	Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Evercore Group L.L.C.
Credit Suisse Securities (USA) LLC

Co-Managers:	BTIG, LLC
Commerz Markets LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities, Inc.
TD Securities (USA) LLC
Wells Fargo Securities, LLC

Series B Mandatory Convertible Preferred Stock Offering

Title of Securities:	5.00% Mandatory Convertible Preferred Stock, Series B, without par value, of Danaher Corporation (the “Series B Mandatory Convertible Preferred Stock”)
Shares of Series B Mandatory
Convertible Preferred Stock

Offered by Danaher Corporation:	1,550,000 shares

Shares of Additional Series B
Mandatory Convertible Preferred
Stock that the Underwriters Have
the Option to Purchase from

Danaher Corporation:	Up to an additional 167,500 shares that the underwriters for the Series B Mandatory Convertible Preferred Stock Offering have the option to purchase, solely to cover over-allotments, if any.

Public Offering Price:	$1,000.00 per share

Insider Participation:
One or more entities or individuals affiliated with Steven Rales, the Chairman of our Board, or Mitchell Rales, one of our directors and Chairman of our Executive Committee (collectively, the “Affiliated Entities”), have agreed to purchase 93,300 shares of Series B Mandatory Convertible Preferred Stock (representing an aggregate liquidation preference of up to $93.3 million) in this offering at the public offering price for investment purposes. The underwriters will not receive any underwriting discounts or commissions on any shares of Series B Mandatory Convertible Preferred Stock sold to the Affiliated Entities.

Net Proceeds:
The net proceeds of the Series B Mandatory Convertible Preferred Stock Offering will be approximately $1.51 billion (or approximately $1.67 billion if the underwriters exercise their over-allotment option in full), after deducting estimated expenses and underwriting discounts and commissions. Danaher Corporation intends to use the net proceeds from the Series B Mandatory Convertible Preferred Stock Offering and the Common Stock Offering for general corporate purposes, which may include, without limitation and in its sole discretion, funding potential future acquisitions and investments, working capital, capital expenditures, investments in or loans to its subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of its common stock), dividends and satisfaction of other obligations. The precise amounts and timing of these use of proceeds will depend on Danaher Corporation’s funding requirements and those of its subsidiaries.

Liquidation Preference:	$1,000.00 per share

Dividends:
5.00% of the liquidation preference of $1,000 per share of the Series B Mandatory Convertible Preferred Stock per annum. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that

Danaher Corporation is legally permitted to pay dividends and Danaher Corporation’s board of directors (which term, as used herein, includes an authorized committee of the board) declares a dividend with respect to the Series B Mandatory Convertible Preferred Stock, Danaher Corporation will pay such dividend in cash or, subject to certain limitations, in shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by Danaher Corporation in its sole discretion, on each Dividend Payment Date (as defined below); provided, however, that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the Dividend Payment Dates to holders of record of the Series B Mandatory Convertible Preferred Stock on the immediately preceding December 31, March 31, June 30 or September 30, as applicable (each a “Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. The expected dividend payable on the first Dividend Payment Date is approximately $8.75 per share of the Series B Mandatory Convertible Preferred Stock. Each subsequent dividend for a full dividend period is expected to be $12.50 per share of the Series B Mandatory Convertible Preferred Stock. Accumulated and unpaid dividends for any past dividend period will not bear interest.
If Danaher Corporation elects to make any payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on and including the sixth scheduled Trading Day prior to the applicable Dividend Payment Date (such average, the “Average Price”). In no event will the number of shares of Common Stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $57.05, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of the Common Stock delivered in connection with such declared dividend and 97% of the Average Price, Danaher Corporation will, if it is legally able to do so, and to the extent permitted under the terms of its credit facilities and other indebtedness, pay such excess amount in cash.

Floor Price:	$57.05, subject to adjustment as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2020, to, and including, April 15, 2023.

Dividend Record Dates:	The December 31, March 31, June 30 or September 30, as applicable, immediately preceding the applicable Dividend Payment Date.

Dividend Threshold:	$0.18 per share, subject to adjustment as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Initial Price:	$163.00, which equals the per share public offering price of the Common Stock in the Common Stock Offering.

Threshold Appreciation Price:	$199.68, which represents an appreciation of 22.5% over the Initial Price.

Mandatory Conversion Date:
The second business day immediately following the last Trading Day of the 20 consecutive Trading Day period beginning on, and including, the 21st scheduled Trading Day immediately preceding April 15, 2023. The Mandatory Conversion Date is expected to be April 15, 2023.

Conversion Rate:
Upon conversion on the mandatory conversion date, the conversion rate for each share of the Series B Mandatory Convertible Preferred Stock will be not more than 6.1349 shares of Common Stock (the “Maximum Conversion Rate”) and not less than 5.0081 shares of Common Stock (the “Minimum Conversion Rate”), with the exact conversion rate depending on the Applicable Market Value of the Common Stock, as described in, and subject to certain anti-dilution adjustments that are described in, the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. The following table illustrates hypothetical conversion rates per share of the Series B Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments that are described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Applicable Market Value of the Common Stock	Conversion rate (number of shares of Common Stock to be received upon conversion of each share of the Series B Mandatory Convertible Preferred Stock)

Greater than $199.68 (which is the Threshold Appreciation Price)	5.0081 shares (approximately equal to $1,000 divided by the Threshold Appreciation Price) (the initial Minimum Conversion Rate)

Equal to or less than $199.68 but greater than or equal to $163.00	Between 5.0081 and 6.1349 shares, determined by dividing $1,000 by the Applicable Market Value of the Common Stock

Less than $163.00 (which is the Initial Price)	6.1349 shares (approximately equal to $1,000 divided by the Initial Price) (the initial Maximum Conversion Rate)
Conversion at the Option

of the Holder:
At any time prior to April 15, 2023, other than during a Fundamental Change Conversion Period (as defined below), holders of the Series B Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Series B Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), into shares of Common Stock at the Minimum Conversion Rate of 5.0081 shares of Common Stock per share of Series B Mandatory Convertible Preferred Stock as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. This Minimum Conversion Rate is subject to certain anti-dilution adjustments as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Conversion at the Option of
the Holder Upon a Fundamental
Change; Fundamental Change

Dividend Make-Whole Amount:
If a Fundamental Change occurs on or prior to April 15, 2023, holders of the Series B Mandatory Convertible Preferred Stock will have the option to convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series B Mandatory Convertible Preferred Stock), into Common Stock at the Fundamental Change Conversion Rate during the period (“Fundamental Change Conversion Period”) beginning on the effective date of such Fundamental Change and ending on, and including, the date that is 20 calendar days after the Effective Date of such Fundamental Change (or, if earlier, April 15, 2023). The Fundamental Change Conversion Rate will be determined based on the Effective Date of the Fundamental Change and the price paid or deemed paid per share of the Common Stock in such Fundamental Change.

Holders who convert their Series B Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-Whole Amount,” in cash, shares of Common Stock or any combination thereof, equal to the present value (computed using a discount rate of 5.00% per annum) of all remaining dividend payments on their shares of the Series B Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount) from and after the relevant Effective Date to, but excluding, April 15, 2023, as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.
Fundamental Change

Conversion Rate:
The “Fundamental Change Conversion Rate” will be determined by reference to the table below and is based on the Effective Date and the Stock Price. If the holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.

The Stock Prices set forth in the first row of the table (i.e., the column headers) of the table below will be adjusted as of any date on which the Fixed Conversion Rates of the Series B Mandatory Convertible Preferred Stock are adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted, as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner as each Fixed Conversion Rate as described in the Series B Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

The following table sets forth the Fundamental Change Conversion Rate per share of the Series B Mandatory Convertible Preferred Stock for each Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$100.00	$120.00	$140.00	$163.00	$180.00	$199.68	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00
May 12, 2020	5.7253	5.6137	5.4906	5.3571	5.2713	5.1880	5.1196	5.0673	5.0275	4.9976	4.9753	4.9588
April 15, 2021	5.8696	5.7579	5.6171	5.4527	5.3438	5.2383	5.1531	5.0905	5.0449	5.0126	4.9900	4.9745
April 15, 2022	6.0298	5.9529	5.8059	5.5886	5.4309	5.2775	5.1611	5.0845	5.0365	5.0081	4.9920	4.9832
April 15, 2023	6.1349	6.1349	6.1349	6.1349	5.5556	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

•
if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the Stock Price is in excess of $320.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•	if the Stock Price is less than $100.00 per share (subject to adjustment as described above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Listing:	Danaher Corporation intends to apply to have the Series B Mandatory Convertible Preferred Stock listed on The New York Stock Exchange under the symbol “DHR PR B.”

CUSIP / ISIN:	235851409 / US2358514097

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Evercore Group L.L.C.
Credit Suisse Securities (USA) LLC

Co-Managers:	Commerz Markets LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Raymond James & Associates, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities, Inc.
TD Securities (USA) LLC
US Bancorp Investments, Inc.
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplements referred to above and other documents the issuer has filed with the SEC for more complete information about the issuer and the applicable offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the applicable offering will arrange to send you the prospectus and the applicable preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146, Email: prospectus@citi.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, Telephone: 888-474-0200, Email: ecm.prospectus@evercore.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, Telephone: 1-866-471-2526, Email: prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: (866) 803-9204.
Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Exhibit A
LOCK-UP LETTER AGREEMENT
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Evercore Group L.L.C.
As Representatives of the several
Underwriters named in Schedule A,
c/o Goldman Sachs & Co. LLC
200 West Street,
New York, New York 10282
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
c/o Evercore Group L.L.C.
55 East 52nd Street
New York, New York 10055
Ladies and Gentlemen:
The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into (i) an underwriting agreement with Danaher Corporation, a Delaware corporation (the “Company”), providing for the purchase by the Underwriters of shares (the “Common Shares”) of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Common Stock Underwriting Agreement”), and that the Underwriters propose to reoffer the Common Shares to the public (the “Common Stock Offering”), and (ii) an underwriting agreement with the Company providing for the purchase by the Underwriters of shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of Mandatory Convertible Preferred Stock, Series B, without par value per share with a liquidation preference of $1,000 per share (the “Preferred Stock”), of the Company, (the “Preferred Stock Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) and that the Underwriters propose to reoffer the Preferred Shares to the public (the “Preferred Stock Offering” and together with the Common Stock Offering, the “Offerings”). The Preferred Stock will be convertible into a variable number of shares of Common Stock in accordance with the terms thereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the applicable Underwriting Agreement.
In consideration of the execution of the Underwriting Agreements by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Goldman Sachs & Co. LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectuses relating to the Offerings (such 60-day period, the “Lock-Up Period”).
The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of either of the Offerings, provided that no filing under Section 16(a) of the of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or voluntarily made during the Lock-Up Period in connection with subsequent sales of such securities acquired in such open market transactions, (b) bona fide gifts of shares of any class of the Company’s capital stock, (c) sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or to any trust for the direct or indirect benefit of the undersigned or the members of the undersigned’s family, or between and among affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company), beneficiaries (if a trust), stockholders or other equityholders, provided that in the case of any transfer, disposition or distribution pursuant to clause (b) or (c) above, (A) the transferee/donee agrees to be bound by the terms of this agreement (the “Lock-Up Letter Agreement”) (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Preferred Stock or Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (d) transfers or dispositions of shares of any class of the Company’s capital stock or such other securities by operation of law pursuant to a court or regulatory agency order or a qualified domestic relations order or in connection with a divorce settlement or other domestic relations order, (e) transfers or dispositions of shares of any class of the Company’s capital stock or such other securities by will, other testamentary document or intestate succession to the legal Representatives, heir, beneficiary or a family member of the undersigned, (f) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Letter Agreement that provides for the repurchase of the undersigned’s Common Stock or such other securities by the Company or in connection with the termination of the undersigned’s employment with the Company, (g) the forfeiture or surrender to the Company of shares of Common Stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units, performance stock units, stock options and other equity based compensation granted to the undersigned pursuant to any employee equity incentive plan existing on the date hereof; provided that (i) in the case of any transfer, disposition or distribution pursuant to clause (e) above, the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, and (ii) in the case of clauses (d), (e), (f) and (g) above, no filing under Section 16(a) of the Exchange Act, or public announcement of the transfer or disposition, shall be voluntarily made prior to the expiration of the Lock-Up Period and any filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition, (h) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, (i) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan established during the Lock-Up Period prior to the expiration of the Lock-Up Period; provided further, that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period, (j) sales of Common Stock pursuant to Rule 10b5-1 Plans existing on the date of the Underwriting Agreements, so long as the number of shares of Common Stock subject to such Rule 10b5-1 Plan is not increased; provided, that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock-up Period, then the undersigned will disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 Plan, (k) any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation of, the registration by the Company under the Securities Act of 1933, as amended (the Securities Act”) of the undersigned’s shares of Common Stock or other securities, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period and (l) the transfer of up to 500,000 shares of Common Stock as a bona fide gift to Glenstone Foundation and, at Glenstone Foundation’s discretion, the subsequent sale or transfer of such shares; provided, that in the case of any transfer pursuant to this clause (l), (A) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period and (B) for the avoidance of doubt,

Glenstone Foundation shall not be required to sign and deliver a Lock-Up Letter Agreement and shall not be restricted from subsequent sales or transfers of such securities.
In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if both of the Underwriting Agreements do not become effective, or if both of the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of both of the Underwriting Agreements before the sale of any Shares to the Underwriters or (2) May 31, 2020, in the event that neither of the Underwriting Agreements has been executed by that date.
[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal Representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:
DATED:

[Signature Page to Lock-up Agreement]

Exhibit B
CERTIFICATE OF CHIEF FINANCIAL OFFICER
[ ● ], 2020
I, Matthew McGrew, the Chief Financial Officer of Danaher Corporation, a Delaware corporation (the “Company”), pursuant to the underwriting agreement, dated as of [ ● ], 2020 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C., as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), do hereby certify in my capacity as Chief Financial Officer on behalf of the Company to the Underwriters as of the date first written above that:

1.
I am (a) responsible for the financial and accounting matters of the Company and its subsidiaries, including oversight of the financial and accounting functions and staff; (b) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of the Company and its subsidiaries; and (c) knowledgeable about establishing and maintaining disclosure controls and procedures and internal control over financial reporting;

2.
I have (i) read the Registration Statement, and (ii) supervised the compilation of, and reviewed the circled financial information contained in, the Registration Statement attached as Annex A hereto (collectively, the “Financial Information and Data”); and

3.	To the best of my knowledge after reasonable investigation, the Financial Information and Data is true, correct and accurate in all material respects.
This certificate is being furnished to the Underwriters solely to assist them in conducting and documenting their investigation of the affairs of the Company and its subsidiaries in connection with the Offering. This certificate shall not be used quoted or otherwise referred to without the prior written consent of the Company. Capitalized terms used herein with definition have the meanings ascribed to them in the Underwriting Agreement
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has signed and delivered this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title: Chief Financial Officer